EXHIBIT 31.2

I, Michael Shaffer, certify that:

1.

I have reviewed this Quarterly Report on Form 10-Q/A of Phillips-Van Heusen Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:  October 29, 2010

/s/ MICHAEL SHAFFER Michael Shaffer Executive Vice President and Chief Financial Officer